LEGG MASON PARTNERS INCOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's additional definitive proxy soliciting materials and rule 14(a)(12) material dated October 20, 2006 filed on October 20, 2006.
(Accession No. 0001193125-06-211740)